EXHIBIT 99.1

Marlin Reports Second Quarter 2021 Results and Declares a Cash Dividend of $0.14 Per Share

Provides Update on Proposed Acquisition by Funds Managed by HPS Investment Partners LLC

Second Quarter Summary:

  Net income of $10.3 million, or $0.84 per diluted share, up from a net loss of $5.9 million, or $0.50 per diluted share a year ago and up from net income of $6.9 million, or $0.57 per diluted share last quarter. Net income on an adjusted basis* of $12.2 million, or $1.00 per diluted share, up from a net loss on an adjusted basis of $5.1 million or $0.43 per diluted share in the same quarter one year ago
  Ended the quarter with total stockholders’ equity of $211.1 million and a consolidated equity-to-assets ratio of 21.42%
  Total 30+ day delinquencies were 0.70%, down from 3.83% in the prior year and 1.16% in the first quarter. Total Net Charge-Offs of $1.2 million for the second quarter 2021 compared to $8.5 million the same quarter one year ago, and $3.5 million for the first quarter 2021; Loss provision net benefit of $9.9 million with ending allowance for credit losses of $28.8 million
  Total sourced origination volume of $100.9 million, up 20.4% from the prior quarter, and up 50.1% year-over-year. Average total finance receivables were $815.8 million

MOUNT LAUREL, N.J., July 29, 2021 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported second quarter 2021 net income of $10.3 million, or $0.84 per diluted share, compared with net income of $6.9 million, or $0.57 per diluted share in the prior quarter, and a net loss of $5.9 million, or $0.50 per diluted share a year ago.

Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Our solid results in the second quarter were driven by improved origination volume, excellent portfolio performance and strong earnings growth. Our team is committed to executing our business plans and meeting the closing requirements for our proposed merger with a subsidiary of funds managed by HPS. Based on the progress made to date on certain closing conditions, we continue to believe that the transaction would likely close in the first quarter of 2022.”

Update on Acquisition by Funds Managed by HPS Investment Partners LLC
On April 19, 2021, the Company announced that it had entered into an Agreement and Plan of Merger, dated as of April 18, 2021 (the “Merger Agreement”) with subsidiaries of funds managed by HPS Investment Partners LLC (“HPS”). Upon the terms and subject to the conditions set forth in the Merger Agreement, HPS will acquire all of the Company’s outstanding shares of common stock through its European Asset Value Funds in an all cash transaction for $23.50 per share, as potentially subject to downward adjustment as set forth in the Merger Agreement. The Company has made progress toward meeting the Merger Agreement closing conditions as follows:

  On June 25, 2021, the Company received the requisite regulatory non-objections to allow the Company to begin implementing the plan of liquidation of Marlin Business Bank, which plan must be fully completed before the Company can satisfy the closing condition that Marlin Business Bank be “de-banked” and surrender its bank charter to the applicable regulators and cease holding deposits. The aggregate consideration paid by certain funds managed by HPS to the Company’s shareholders may be reduced if the total costs in connection with the de-banking of Marlin Business Bank exceed $8 million. At this time, the Company continues to believe that this provision will not have a material impact on the consideration received.
  On July 16, 2021, the 30-day waiting period under the HSR Act expired with respect to the transactions contemplated by the Merger Agreement.
  A Special Meeting of Shareholders has been scheduled for August 4, 2021 to vote on the transaction and related matters.

Due to the pending merger, Marlin will not host a conference call to discuss its second quarter 2021 financial results.

Results of Operations
Total sourced origination volume for the second quarter of $100.9 million was up 50.1% from a year ago. Net Investment in Leases and Loans was $800.4 million, down 12.1% from second quarter last year, while total managed assets stood at approximately $1.0 billion, down 19.4% from the second quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 8.42% for the second quarter, up 3 basis points from the first quarter and down 26 basis points from a year ago. The Company’s interest expense as a percent of average total finance receivables was 138 basis points in the second quarter of 2021 compared with 157 basis points for the prior quarter and 222 basis points for the second quarter of 2020, resulting from lower rates and a shift in mix, as higher rate long-term debt pays down.

On an absolute basis, net interest and fee income was $17.2 million for the second quarter of 2021 compared with $21.3 million in the second quarter last year.

Marlin recorded a $9.9 million provision for credit losses net benefit in the second quarter of 2021, compared to $2.9 million provision net benefit in the first quarter, and $18.8 million provision net expense in the second quarter of 2020. The provision release in the second quarter of 2021 reflects better than expected portfolio performance, continued positive performance trends, and an improved macroeconomic outlook.

Non-interest income was $3.5 million for the second quarter of 2021, compared with $8.6 million in the prior quarter and $3.8 million in the prior year period. The sequential quarter decrease is primarily due to property tax revenue that is seasonally high in the first quarter.

The Company recorded a $3.5 million tax expense in the second quarter, representing an effective tax rate of 25.3%. In the first quarter of 2021, the Company recorded a $2.5 million tax expense representing an effective tax rate of 26.9%, and in the second quarter of 2020, the Company recorded $1.4 million of tax benefit.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 3.47% at June 30, 2021 compared with 4.65% at March 31, 2021.

For the three months ended June 30, 2021, the Company recorded a $9.9 million provision for credit losses net benefit, compared with $18.8 million provision net expense recognized in the second quarter of 2020 and a $2.9 million provision net benefit recorded for the first quarter of 2021. The provision release in the second quarter of 2021 was primarily due to positive changes in the outlook of macroeconomic assumptions to which the reserve is correlated as well as positive trends in portfolio performance.

Equipment Finance receivables over 30 days delinquent were 70 basis points as of June 30, 2021, down 46 basis points from March 31, 2021, and down 313 basis points from June 30, 2020. Working Capital receivables over 15 days delinquent were 36 basis points as of June 30, 2021, down 111 basis points from March 31, 2021, and down 402 basis points from June 30, 2020. Annualized second quarter total net charge-offs were 0.60% of average total finance receivables versus 1.67% in the first quarter of 2021 and 3.47% a year ago.

Corporate Developments
On July 29, 2021, Marlin’s Board of Directors declared a $0.14 per share quarterly dividend. The dividend is payable on August 19, 2021, to shareholders of record on August 9, 2021. Based on the closing stock price on July 28, 2021, the annualized dividend yield on the Company’s common stock is 2.46%.

* Non-GAAP Financial Measures: Net income (loss) on an adjusted basis are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on such forward-looking statements.

Special Note Regarding Forward-Looking Statements

In addition to the Cautionary Note Regarding Forward-Looking Statements above, with respect to the proposed merger, factors that may cause actual results to differ from expected results include, among others: the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock; the risk that required approvals of the merger may not be obtained, or that the de-banking of Marlin Business Bank may not be consummated, on the terms expected or on the anticipated schedule or at all; the risk that the Company shareholders may fail to adopt the merger agreement; the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or meet expectations regarding the timing and consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, employees and business generally; the risk that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the merger; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of legal proceedings that may be instituted against the Company related to the merger agreement or the merger; the amount of unexpected costs, fees, expenses and other charges related to the merger; and political instability.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented. The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expense, and Rep and Warranty liability adjustments, as applicable. The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for any General and administrative discrete pre-tax adjustments used to present net income on an adjusted basis, acquisition related general and administrative expenses, Rep and Warranty liability adjustments, and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any non-interest expense discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expenses, and Rep and Warranty liability adjustments, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

Marlin Business Services Corp. and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except share amounts)

	June 30,	December 31,
	2021	2020

ASSETS
Cash and due from banks	$4,451	$5,473
Interest-earning deposits with banks	109,801	130,218
Total cash and cash equivalents	114,252	135,691
Time deposits with banks	3,486	5,967
Restricted interest-earning deposits related to consolidated VIEs	3,799	4,719
Investment securities (amortized cost of $12.4 million and $11.5 million at	12,580	11,624
June 30, 2021 and December 31, 2020, respectively)
Net investment in leases and loans:
Leases	308,190	337,159
Loans	520,921	532,125
Net investment in leases and loans, excluding allowance for credit losses	829,111	869,284
(includes $17.0 million and $30.4 million at June 30, 2021 and December 31, 2020, respectively, related to consolidated VIEs)
Allowance for credit losses	(28,757)	(44,228)
Total net investment in leases and loans	800,354	825,056
Intangible assets	5,343	5,678
Operating lease right-of-use assets	7,458	7,623
Property and equipment, net of allowance	9,043	8,574
Property tax receivables	9,855	6,854
Other assets	19,269	10,212
Total assets	$985,439	$1,021,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$697,805	$729,614
Long-term borrowings related to consolidated VIEs	17,227	30,665
Operating lease liabilities	8,326	8,700
Other liabilities:
Sales and property taxes payable	7,224	6,316
Accounts payable and accrued expenses	18,961	27,734
Net deferred income tax liability	24,817	22,604
Total liabilities	774,360	825,633

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,026,473 and 11,974,530 shares issued and outstanding at June 30, 2021 and	120	120
December 31, 2020, respectively
Additional paid-in capital	77,279	76,323
Accumulated other comprehensive income (loss)	165	69
Retained earnings	133,515	119,853
Total stockholders’ equity	211,079	196,365
Total liabilities and stockholders’ equity	$985,439	$1,021,998

Marlin Business Services Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Interest income	$17,678	$24,248	$35,966	$50,713
Fee income	2,313	2,450	4,768	5,216
Interest and fee income	19,991	26,698	40,734	55,929
Interest expense	2,819	5,428	6,082	11,108
Net interest and fee income	17,172	21,270	34,652	44,821
Provision for credit losses	(9,891)	18,806	(12,827)	43,956
Net interest and fee income (loss) after provision for credit losses	27,063	2,464	47,479	865

Non-interest income:
Gain on leases and loans sold	-	57	-	2,339
Insurance premiums written and earned	1,943	2,249	3,941	4,531
Other income	1,554	1,489	8,128	9,128
Non-interest income	3,497	3,795	12,069	15,998
Non-interest expense:
Salaries and benefits	8,461	7,668	16,834	17,187
General and administrative	8,377	5,847	19,623	19,452
Goodwill impairment	-	-	-	6,735
Non-interest expense	16,838	13,515	36,457	43,374
Income (loss) before income taxes	13,722	(7,256)	23,091	(26,511)
Income tax expense (benefit)	3,466	(1,374)	5,984	(8,808)
Net income (loss)	$10,256	$(5,882)	$17,107	$(17,703)

Basic earnings (loss) per share	$0.85	$(0.50)	$1.43	$(1.50)
Diluted earnings (loss) per share	$0.84	$(0.50)	$1.41	$(1.50)

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended June 31,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) as reported	$10,256	$(5,882)	$17,107	$(17,703)
Deduct:
Charge in connection with merger agreement	(2,619)	-	(2,854)	-
Goodwill impairment	-	-	-	(6,735)
Charge in connection with workforce reorganization	-	(877)	-	(877)
Charge in connection with office lease termination	-	(224)	-	(224)
Acquisition earn out valuation adjustment	-	-	-	-
Reversal of charges in connection with executive separation	-	-	-	-
Tax effect	665	275	724	1,956
Total adjustments, net of tax	(1,954)	(826)	(2,130)	(5,880)

Net tax benefit resulting from the CARES Act of 2020	-	-	-	3,256

Net income (loss) on an adjusted basis	$$12,210	$($5,056)	$$19,237	$($15,079)

Diluted earnings (loss) per share as reported	$0.84	($0.50)	$1.41	($1.50)
Diluted earnings (loss) per share on an adjusted basis	$1.00	($0.43)	$1.59	($1.28)
Return on Average Assets as reported	4.30%	-1.88%	3.52%	-2.91%
Return on Average Assets on an adjusted basis	5.11%	-1.62%	3.96%	-2.48%
Return on Average Equity as reported	20.43%	-12.41%	17.19%	-17.82%
Return on Average Equity on an adjusted basis	24.32%	-10.67%	19.33%	-15.18%

Efficiency Ratio numerator as reported	$16,838	$13,515	$36,457	$43,374
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(2,619)	(1,101)	(2,854)	(7,836)
Acquisition related expenses	(168)	(293)	(328)	(671)
Recourse & Rep & Warranty liability adjustment	260	-	61	(807)
Pass-through expenses	(18)	(13)	(5,588)	(6,015)
Efficiency ratio numerator on an adjusted basis	$$14,293	$$12,108	$$27,748	$$28,045
Adjustments to Denominator:
Efficiency Ratio denominator as reported	$20,669	$25,065	$46,721	$60,819
Pass-through revenue	(20)	380	(5,040)	(5,124)
Efficiency Ratio denominator on an adjusted basis	$$20,649	$$25,445	$$41,681	$$55,695

Efficiency Ratio as reported	81.46%	53.92%	78.03%	71.32%
Efficiency Ratio on an adjusted basis	69.22%	47.58%	66.57%	50.35%

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended June 31,		Six Months Ended June 30,
	2021	2020	2021	2020

Non-interest Expense / Average total managed assets numerator, as reported	$16,838	$13,515	$36,457	$43,374
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(2,619)	(1,101)	(2,854)	(7,836)
Acquisition related expenses	(168)	(293)	(328)	(671)
Recourse & Rep & Warranty liability adjustment	260	-	61	(807)
Pass-through expenses	(18)	(13)	(5,588)	(6,015)
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$$14,293	$$12,108	$$27,748	$$28,045

Non-interest Expense / Average total managed assets as reported	6.73%	4.18%	7.12%	6.58%
Non-interest Expense / Average total managed assets on an adjusted basis	5.71%	3.75%	5.42%	4.26%

General and administrative expense Annualized % of Average
Finance Receivables numerator as reported	$8,377	$5,847	$19,623	$19,452
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(2,619)	(224)	(2,854)	(224)
Acquisition related expenses	(168)	(200)	(335)	(671)
Recourse & Rep & Warranty liability adjustment	260	-	61	(807)
Pass-through expenses	(18)	(13)	(5,588)	(6,015)
General and administrative expense Annualized % of Average
Finance Receivables numerator as adjusted	$$5,832	$$5,410	$$10,907	$$11,735

General and administrative expense Annualized % of Average
Finance Receivables as reported	4.11%	2.39%	4.76%	3.91%
General and administrative expense Annualized % of Average
Finance Receivables on an adjusted basis	2.86%	2.21%	2.65%	2.36%

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021

Net Income (Loss)
Net Income	($5,882)	$2,743	$15,302	$6,851	$10,256

Annualized Performance Measures:
Return on Average Assets	-1.88%	0.98%	5.74%	2.77%	4.30%
Return on Average Stockholders' Equity	-12.41%	6.00%	33.59%	13.89%	20.43%

EPS Data:
Net Income (Loss) Allocated to Common Stock	($5,882)	$2,707	$15,112	$6,766	$10,128
Basic Earnings (loss) per Share	($0.50)	$0.23	$1.28	$0.57	$0.85
Diluted Earnings (loss) per Share	($0.50)	$0.23	$1.28	$0.57	$0.84
Number of Shares - Basic	11,760,479	11,791,141	11,825,693	11,834,415	11,864,526
Number of Shares - Diluted	11,760,479	11,832,413	11,841,134	11,869,218	12,016,045

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$6,617	$8,381	$8,658	$7,437	$9,687
Indirect Originations	$58,802	$58,736	$74,353	$76,245	$90,798
Total Originations (6)	$65,419	$67,117	$83,011	$83,682	$100,485

Equipment Finance Originations	$64,572	$65,764	$75,873	$75,272	$86,019
Working Capital Loans Originations	$847	$1,353	$7,138	$8,410	$14,466
Total Originations (6)	$65,419	$67,117	$83,011	$83,682	$100,485

Assets originated for sale in the period	$1,135	$62	$0	$0	$0
Assets referred in the period	$664	$1,297	$1,046	$84	$379
Total Sourced Originations (6)	$67,218	$68,476	$84,057	$83,766	$100,864

Implicit Yield on Originations:
Total (6)	9.16%	9.34%	9.63%	9.46%	10.08%
Direct	13.80%	15.76%	19.85%	21.22%	19.80%
Indirect	8.64%	8.42%	8.38%	8.32%	9.05%
Equipment Finance	8.80%	8.77%	7.97%	7.63%	7.62%
Working Capital	36.75%	36.62%	26.72%	25.85%	24.72%

Paycheck Protection Program Loans Originated	$4,178	$202	$0	$0	$0
Implicit Yield on Paycheck Protection Loans Originated	4.56%	2.76%	n/a	n/a	n/a

Assets sold in the period	$1,127	$4,286	$0	$0	$0

_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of June 30, 2021 includes restructured contracts totaling $11.4 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021

Implicit Yield on Originations:
# of Leases / Loans Equipment Finance	3,178	3,410	3,552	3,687	4,023
Equipment Finance Approval Percentage	37%	40%	44%	44%	49%
Average Monthly Equipment Finance Sources	518	547	566	555	595

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	9.90%	9.69%	9.06%	8.78%	8.67%
Fee Income (5)	1.00%	1.21%	1.17%	1.18%	1.13%
Interest and Fee Income	10.90%	10.90%	10.23%	9.96%	9.80%
Interest Expense	2.22%	2.03%	1.87%	1.57%	1.38%
Net Interest and Fee Margin (NIM)	8.68%	8.87%	8.36%	8.39%	8.42%

Cost of Funds (1)	2.17%	2.13%	1.97%	1.79%	1.59%

Interest Income Equipment Finance	$19,985	$19,719	$18,068	$16,901	$16,175
Interest Income Working Capital Loans	$4,095	$2,526	$1,515	$1,303	$1,427

Average Total Finance Receivables	$979,313	$924,635	$869,625	$833,474	$815,761
Average Net Investment Equipment Finance	$928,210	$886,990	$845,487	$813,263	$794,673
Average Working Capital Loans	$51,103	$33,696	$23,019	$19,062	$19,926

End of Period Net Investment in leases and loans,
net of allowance
Equipment Finance	$876,919	$823,712	$806,229	$780,089	$776,669
Working Capital Loans	$34,116	$23,016	$18,827	$17,340	$23,685
Total Owned Leases and Loans (2)	$911,035	$846,728	$825,056	$797,429	$800,354

Assets Serviced for Others	$296,401	$261,144	$229,530	$199,080	$172,293

Total Managed Assets	$1,207,436	$1,107,872	$1,054,586	$996,509	$972,647

Average Total Managed Assets	$1,292,052	$1,203,502	$1,114,929	$1,047,854	$1,001,388

Restructured Receivables:
Payment Deferral Modification Program
Equipment Finance	$115,941	$117,672	$104,287	$90,843	$79,457
Working Capital	$17,876	$12,210	$6,922	$3,004	$1,097
Total - $	$133,817	$129,882	$111,209	$93,847	$80,554

Total - as a % of Ending Finance Receivables	13.70%	14.30%	12.80%	11.22%	9.72%
Total - # of Active Modified Contracts	5,017	5,237	4,809	4,356	3,924

Other Restructured Contracts	$1,751	$1,035	$922	$822	$600
_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of June 30, 2021 includes restructured contracts totaling $11.4 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021

Portfolio Asset Quality:
Allowance
Total	$63,644	$61,325	$44,228	$38,912	$28,757
% of Total Finance Receivables	6.53%	6.75%	5.09%	4.65%	3.47%

Equipment Finance	$55,682	$57,869	$43,022	$37,902	$27,754
% of Net Investment Equipment Finance	5.97%	6.57%	5.07%	4.64%	3.46%

Working Capital Loans	$7,962	$3,456	$1,206	$1,010	$1,003
% of Total Working Capital Loans	18.92%	13.06%	6.02%	5.51%	4.06%

Net Charge-offs
Total	$8,494	$10,488	$5,588	$3,475	$1,217
% on Avg. Finance Receivables, Annualized	3.47%	4.54%	2.57%	1.67%	0.60%

Equipment Finance	$7,872	$9,956	$5,203	$3,070	$1,345
% on Avg. Equipment Finance, Annualized	3.39%	4.49%	2.46%	1.51%	0.68%

Working Capital Loans	$622	$532	$385	$405	(128)
% of Avg. Working Capital Loans, Annualized	4.87%	6.32%	6.69%	8.50%	-2.57%

Delinquency
Total Finance Receivables:
30+ Days Past Due	3.83%	2.15%	1.63%	1.16%	0.70%
60+ Days Past Due	2.46%	1.42%	0.77%	0.62%	0.37%

Equipment Finance:
30+ Days Past Due	3.90%	2.13%	1.59%	1.16%	0.82%
60+ Days Past Due	2.52%	1.42%	0.78%	0.63%	0.48%

Working Capital Loans:
15+ Days Past Due	4.38%	3.93%	5.00%	1.47%	0.36%
30+ Days Past Due	2.68%	2.94%	3.69%	1.05%	0.23%

Total Finance Receivables:
30+ Days Past Due	$37,347	$19,527	$14,209	$9,704	$6,649
60+ Days Past Due	$24,015	$12,925	$6,717	$5,203	$3,899

Equipment Finance:
30+ Days Past Due	$36,217	$18,750	$13,468	$9,511	$6,593
60+ Days Past Due	$23,353	$12,546	$6,582	$5,109	$3,847

Working Capital Loans:
15+ Days Past Due	$1,843	$1,041	$1,001	$269	$90
30+ Days Past Due	$1,130	$777	$741	$193	$56

_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of June 30, 2021 includes restructured contracts totaling $11.4 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021

Portfolio Asset Quality:
Non-Accrual
Total	1.13%	0.92%	1.64%	1.68%	1.58%
Equipment Finance	1.06%	0.82%	1.57%	1.67%	1.62%
Working Capital Loans	2.83%	4.32%	4.65%	1.87%	0.46%

Total (7)	$11,031	$8,375	$14,289	$14,013	$13,134
Equipment Finance	$9,842	$7,231	$13,357	$13,669	$13,020
Working Capital Loans	$1,189	$1,144	$932	$344	$114

Expense Ratios:
Salaries and Benefits Expense	$7,668	$8,515	$8,081	$8,373	$8,461
As a % of Avg. Fin. Receivables (annualized)	3.13%	3.68%	3.72%	4.02%	4.15%

Total personnel end of quarter	240	247	254	262	263

General and Administrative Expense	$5,847	$4,717	$6,745	$11,246	$8,377
As a % of Avg. Fin. Receivables (annualized)	2.39%	2.04%	3.10%	5.40%	4.11%

Adjusted General and Administrative Expense
As a % of Avg. Fin. Receivables (3)	2.21%	2.40%	2.81%	2.55%	2.68%

Non-Interest Expense/Average Total Managed Assets	4.18%	4.74%	5.32%	7.49%	6.73%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	3.75%	4.36%	5.05%	5.23%	5.71%

Efficiency Ratio	53.92%	57.64%	66.51%	75.31%	81.46%
Adjusted Efficiency Ratio (4)	47.58%	53.38%	63.93%	65.09%	69.22%

_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of June 30, 2021 includes restructured contracts totaling $11.4 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021

Balance Sheet:

Assets
Investment in Leases and Loans	$956,981	$891,940	$854,701	$822,706	$815,504
Initial Direct Costs and Fees	17,698	16,113	14,583	13,635	13,607
Reserve for Credit Losses	(63,644)	(61,325)	(44,228)	(38,912)	(28,757)
Net Investment in Leases and Loans	$911,035	$846,728	$825,056	$797,429	$800,354
Cash and Cash Equivalents	211,706	195,132	135,691	110,622	114,252
Restricted Cash	6,072	5,771	4,719	4,358	3,799
Other Assets	67,402	58,320	56,532	60,455	67,034
Total Assets	$1,196,215	$1,105,951	$1,021,998	$972,864	$985,439

Liabilities
Deposits	902,191	823,707	729,614	678,331	697,805
Total Debt	50,890	39,833	30,665	23,670	17,227
Other Liabilities	62,130	60,061	65,353	69,161	59,328
Total Liabilities	$1,015,211	923,601	825,632	771,162	774,360

Stockholders' Equity
Common Stock	$119	$120	$120	$120	$120
Paid-in Capital, net	75,606	75,893	76,323	76,682	77,279
Other Comprehensive Income (Loss)	86	93	69	(115)	165
Retained Earnings	105,193	106,244	119,854	125,015	133,515
Total Stockholders' Equity	$181,004	$182,350	$196,366	$201,702	$211,079

Total Liabilities and
Stockholders' Equity	$1,196,215	$1,105,951	$1,021,998	$972,864	$985,439

Capital and Leverage:
Equity	$181,004	$182,350	$196,366	$201,702	$211,079
Debt to Equity	5.27	4.74	3.87	3.48	3.39
Equity to Assets	15.13%	16.49%	19.21%	20.73%	21.42%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	15.05%	16.92%	18.78%	20.68%	22.16%
Common Equity Tier 1 Risk-based Capital	19.33%	21.17%	22.74%	23.79%	24.41%
Tier 1 Risk-based Capital	19.33%	21.17%	22.74%	23.79%	24.41%
Total Risk-based Capital	20.65%	22.49%	24.04%	25.08%	25.69%

_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of June 30, 2021 includes restructured contracts totaling $11.4 million for Equipment Finance and $0.1 million for Working Capital.